Exhibit 99.1

TheZenith

PRESS RELEASE

BUSINESS AND FINANCIAL EDITORS	STANLEY R. ZAX

FOR IMMEDIATE RELEASE

Chairman & President

818-713-1000

FABIAN NÚÑEZ JOINS ZENITH’S BOARD OF DIRECTORS

WOODLAND HILLS, CALIFORNIA, December 1, 2008  .  .  ..  .  .  ..  .  .  ..  .  .  ..  .  .  ..  .  .  .  Zenith National Insurance Corp. (NYSE: ZNT) announced today that Fabian Núñez has been appointed to its Board of Directors.

Mr. Núñez was elected to the California State Assembly in 2002 and served as its Speaker from 2004 through November 2008.  He is currently a partner and co-chair of Mercury Public Affairs LLC.

Zenith is a property-casualty insurance organization with headquarters in Woodland Hills, California.  Through its insurance subsidiaries, Zenith provides workers’ compensation insurance nationally.

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